Exhibit 10.2

THIRD AMENDMENT TO THE
LAZARD, INC.
2018 INCENTIVE COMPENSATION PLAN

WHEREAS, Lazard, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the Lazard, Inc. 2018 Incentive Compensation Plan, as amended (the “Plan”);

WHEREAS, Section 13(c) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time, except that shareholder approval shall be required for any amendment that would increase the maximum number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) for which awards may be granted under the Plan; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein (this “Third Amendment”).

NOW, THEREFORE:

1.Effective upon approval by the shareholders of the Company at the Company’s Annual Meeting of Shareholders on May 9, 2024, Section 3(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of Shares for which awards may be granted under the Plan by 20,000,000. Therefore, a new sentence is hereby added to Section 3(a) immediately following the second sentence to read as follows:

“In addition, effective as of May 9, 2024, subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate) granted under the Plan shall be increased by an additional 20,000,000 Shares”.

2.Effective immediately, Section 15(e) of the Plan shall be, and hereby is, deleted in its entirety and replaced with the following:

“(e) Clawback Policies; Anti Hedging Policy. To the extent a Participant is subject to the Company’s Compensation Recovery Policy Applicable to Named Executive Officers, the Company’s Incentive Compensation Recovery Policy or to the Company’s Anti-Hedging Policy applicable to directors, officers, employees, advisors, and consultants of the Company, Awards granted pursuant to the Plan shall be subject to such policies, as in effect from time to time.”

3.Except as modified by this Third Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, Company has executed this Third Amendment to the Lazard, Inc. 2018 Incentive Compensation Plan as of May 9, 2024.

                            LAZARD, INC.
                            By:    /s/ Shari Soloway
                            Name:    Shari Soloway
                            Title:    Corporate Secretary